SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 16, 2007 (March 13, 2007)
Date of Report (Date of earliest event reported)
GOODRICH PETROLEUM CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-7940	76-0466193
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
808 Travis Street, Suite 1320
Houston, Texas 77002
(Address of principal executive offices)
(713) 780-9494
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
          Goodrich Petroleum Corporation (the “Company”) held an earnings conference call on March 13, 2007 to discuss year end and fourth quarter 2006 operational and production results. A copy of the transcript of the earnings conference call is attached as Exhibit 99.1 to this current report on Form 8-K.
          In the transcript filed as an exhibit to this report which has been incorporated by reference into this Item 2.02, the Company has disclosed alternative proved reserve estimates assuming natural gas prices other than those in effect on December 31, 2006 solely for illustrative purposes to demonstrate hypothetically the effect that year end economic conditions have on the Company’s proved reserve estimates. The natural gas price used in these alternative presentations were selected by management. In addition, the transcript contains disclosures concerning certain non-proved reserves and well locations, referenced as “probable” or “possible” well locations and reserves. The United States Securities and Exchange Commission (SEC) has generally permitted oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under economic and operating conditions existing at the date of the report. Accordingly, the SEC guidelines may prohibit us from including these alternatively priced proved reserve estimates in filings with the SEC. The information included in this report, including information in the exhibit, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall any information in this report be incorporated by reference in any registration statement filed under the Securities Act of 1933, as amended, unless such incorporation is expressly stated in such registration statement or a related prospectus.
Item 9.01. Financial Statements and Other Exhibits
(c)	Exhibits

Exhibit No.	Description

99.1	Transcript of Earnings Call on March 13, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION (Registrant)
/s/ David R. Looney
David R. Looney
Executive Vice President & Chief Financial Officer

Dated: March 16, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Transcript of Earnings Call on March 13, 2007.